Exhibit 99.1

NATIONAL COAL CORP. REPORTS THIRD QUARTER 2010 RESULTS

•	Third quarter 2010 revenues totaled approximately $9.7 million

•

During the three months ended September 30, 2010, National Coal reported a net loss from continuing operations of $3.7 million, compared to a net loss from continuing operations of $4.5 million for the third quarter 2009.

•	During the three months ended September 30, 2010, National Coal reported an Adjusted EBITDA of ($0.9) million, compared to $0.1 million for the third quarter of 2009

•	The Company has agreed, subject to shareholder approval, to be acquired by Ranger Energy for $1.00 per share

Knoxville, Tenn. – (November 15, 2010) – National Coal Corp. (Nasdaq: NCOC), a Central and Southern Appalachian coal producer, reports that for the three months ended September 30, 2010, it achieved total revenues from continuing operations of $9.7 million based primarily on the sale of 102,175 tons of coal. In the same prior-year period, National Coal generated revenues from continuing operations of $22.1 million based primarily on the sale of 286,447 tons of coal. The decrease in revenue from coal sales for the three months ended September 30, 2010, as compared to the same period in 2009, was primarily due to the assignment of a coal supply agreement to Ranger Energy Investments, LLC on April 20, 2010, as part of the Company’s sale of certain assets and real property.

For the three months ended September 30, 2010, National Coal reported a net loss from continuing operations of $3.7 milllion or $0.43 per diluted share compared to a net loss of $4.5 million or $0.53 per diluted share for the three months ended September 30, 2009. For the three month period ended September 30, 2010, National Coal had an Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (“Adjusted EBITDA”) of ($0.9) million, compared to an Adjusted EBITDA of $0.1 million for the third quarter of 2009.

In 2009, the Company concluded that cash generated from operations would not be sufficient to pay interest or principal on its 10.5% Notes due December 2010, and began exploring strategic alternatives to improve liquidity and reduce its debt obligations. On September 27, 2010, National Coal entered into a merger agreement with Ranger Energy Investments, LLC, pursuant to which the Company will merge with a subsidiary of Ranger Energy and each outstanding share of the Company’s common stock will be converted into the right to receive $1.00 in cash. A special meeting of shareholders will be held on December 2, 2010, at which time shareholders will vote on whether to approve the merger. If approved, National Coal Corp. will become a privately-held company and its shares will no longer be publicly traded.

The merger is expected to close prior to December 15, 2010, the maturity date of the Company’s 10.5% Notes due 2010. If the merger does not close prior to such date, the Company will default on its 10.5% Notes due 2010 and most likely need to seek protection from creditors under federal bankruptcy laws.

About National Coal Corp.

Headquartered in Knoxville, Tenn., National Coal Corp., through its wholly owned subsidiary, National Coal Corporation, is engaged in coal mining in East Tennessee. Currently, National Coal employs about 155 people. National Coal sells steam coal to electric utilities in the Southeastern United States. For more information and to sign-up for instant news alerts visit www.nationalcoal.com.

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8915 George Williams Rd.    Knoxville, TN 37923    865-690-6900 (phone)    865-691-9982 (fax)    www.nationalcoal.com

Information About Forward Looking Statements

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. Examples of forward looking-statements include the Company’s efforts to address the deterioration in its financial position, including risks or uncertainties related to the anticipated closing of the merger. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to the risks more fully described in the Company’s filings with the Securities and Exchange Commission including the Company’s most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Additional Information About the Proposed Merger and Where You Can Find It

In connection with the proposed merger with Ranger Energy Investments, LLC, National Coal has filed a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). On or about November 1, 2010, National Coal began mailing the definitive proxy statement to shareholders of record as of the close of business on October 19, 2010. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SHAREHOLDERS OF NATIONAL COAL ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY NATIONAL COAL WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials and any other documents filed by National Coal with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, shareholders of National Coal may obtain free copies of the documents filed with the SEC by contacting National Coal at 8915 George Williams Rd., Knoxville, TN 37923. You may also read and copy any reports, statements and other information filed by National Coal with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC or visit the SEC’s website for further information on its public reference room.

National Coal, Ranger Energy and their executive officers and directors may be deemed to be participants in the solicitation of proxies from National Coal’s shareholders in favor of the proposed transaction. Certain executive officers and directors of each company have interests in the transition that may differ from the interests of shareholders generally. Additional information regarding the interests of these participants in the solicitation of proxies in connection with the proposed transaction can also be obtained from the definitive proxy statement filed with the SEC in connection with the proposed transaction, which may be obtained free of charge from the sources indicated above.

National Coal Corp.

Calculation of EBITDA & Adjusted EBITDA

(Unaudited)

(Dollars in Thousands)

Adjusted EBITDA is defined as net loss plus (i) other (income) expense, net, (ii) interest expense, (iii) depreciation, depletion, accretion and amortization minus (iv) interest income, (v) income tax benefits, (vi) income from joint ventures (vii) stock compensation expense and (viii) discontinued operations. We present Adjusted EBITDA to enhance understanding of our operating performance. We use Adjusted EBITDA as a criterion for evaluating our performance relative to that of our peers, including measuring our cost effectiveness and return on capital, assessing our allocations of resources and production efficiencies and making compensation decisions. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of our operating performance and permits them to evaluate our cost effectiveness and production efficiencies relative to competitors. In addition, our management uses Adjusted EBITDA to monitor and evaluate our business operations, and as a measure of debt covenant compliance. However, Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, determined in accordance with GAAP, as indicators of cash flows. The following reconciles our net loss to Adjusted EBITDA:

	Three Months Ended September 30		Nine Months Ended September 30
	2010	2009	2010	2009
Net Loss	(3,696,728)	(663,950)	(9,211,630)	(14,899,936)
Income tax benefit	—	—	—	—
Other (income) expense	6,003	(39,324)	158,904	(63,944)
Interest income	(1,376)	(65,175)	(6,132)	(222,281)
Interest expense	1,498,769	1,910,496	4,762,493	5,037,908
Depreciation, depletion, amortization and accretion	1,272,021	2,392,606	4,340,224	7,528,951

EBITDA	(921,311)	3,534,653	43,859	(2,619,302)
Stock Comp Expense	55,423	421,661	785,123	1,126,961
Discontinued operations, net of tax	—	(3,872,741)	—	1,485,157

Adjusted EBITDA	$(865,888)	$83,573	$828,982	$(7,184)

National Coal Corp.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2010	December 31, 2009
Assets
Current Assets:
Cash and cash equivalents	$3,136,237	$1,185,725
Accounts receivable, net	469,035	366,680
Inventory	2,119,656	1,403,972
Prepaid and other current assets	733,311	1,550,919

Total Current Assets	6,458,239	4,507,296

Property, plant, equipment and mine development, net	23,006,694	40,298,450
Deferred financing costs	107,130	890,048
Restricted cash	3,707,059	6,211,637
Other non-current assets	847,044	906,097

Total Assets	$34,126,166	$52,813,528

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable	$4,539,504	$11,551,663
Accrued expenses	2,189,591	1,065,355
Borrowings under short-term line of credit	—	3,000,000
Current maturities of long - term debt	42,398,865	42,372,933
Current installments of obligations under capital leases	148,168	1,237,358
Current portion of asset retirement obligations	98,528	98,528

Total Current Liabilities	49,374,656	59,325,837

Long - term debt, less current maturities, net of discount	12,289	270,291
Obligations under capital leases, less current installments	27,380	140,958
Asset retirement obligations, less current portion	3,579,928	3,790,212
Deferred revenue	1,000,000	1,000,000
Other non-current liabilities	799,327	589,139

Total Liabilities	54,793,580	65,116,437

Stockholders’ Deficit:
Preferred stock, $.0001 par value; 10 million shares authorized; no shares issued or outstanding	—	—
Common Stock, $.0001 par value; 120 million shares authorized; 8,545,765 and 8,578,473 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	855	858
Additional paid - in capital	117,041,538	116,194,411
Accumulated deficit	(137,709,807)	(128,498,178)

Total Stockholders’ Deficit	(20,667,414)	(12,302,909)

Total Liabilities and Stockholders’ Deficit	$34,126,166	$52,813,528

National Coal Corp.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues:
Coal sales	$8,820,390	$21,483,618	$35,077,102	$62,325,476
Other revenues	845,811	637,181	1,388,699	2,400,759

Total revenues	9,666,201	22,120,799	36,465,801	64,726,235

Operating expenses:
Cost of coal sales (exclusive of depreciation, depletion, amortization and accretion)	8,960,772	20,028,882	33,388,620	58,295,500
Cost of services (exclusive of depreciation, depletion, amortization and accretion)	57,682	608,274	85,241	2,316,948
Depreciation, depletion, amortization and accretion	1,272,021	2,392,606	4,340,224	7,528,951
Gain on asset disposal, net	(77,983)	—	(2,533,732)	—
General and administrative	1,647,041	1,821,731	5,481,813	5,247,932

Total operating expenses	11,859,533	24,851,493	40,762,166	73,389,331

Loss from continuing operations	(2,193,332)	(2,730,694)	(4,296,365)	(8,663,096)

Other income (expense):
Interest expense	(1,498,769)	(1,910,496)	(4,762,493)	(5,037,908)
Interest income	1,376	65,175	6,132	222,281
Other	(6,003)	39,324	(158,904)	63,944

Other income (expense), net	(1,503,396)	(1,805,997)	(4,915,265)	(4,751,683)

Loss from continuing operations before income taxes	(3,696,728)	(4,536,691)	(9,211,630)	(13,414,779)

Income tax benefit	—	—	—	—

Loss from continuing operations	(3,696,728)	(4,536,691)	(9,211,630)	(13,414,779)

Income (loss) from discontinued operations, net of taxes	—	3,872,741	—	(1,485,157)

Net loss	$(3,696,728)	$(663,950)	$(9,211,630)	$(14,899,936)

Loss per common share from continuing operations - basic and diluted	$(0.43)	$(0.53)	$(1.08)	$(1.58)

Earnings (loss) per common share from discontinued operations - basic and diluted	$—	$0.46	$—	$(0.17)

Loss per common share - basic and diluted	$(0.43)	$(0.07)	$(1.08)	$(1.75)

Weighted average common shares outstanding	8,522,417	8,502,360	8,542,714	8,496,936

National Coal Corp.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended
	September 30,
	2010	2009
Operating Activities
Net loss	$(9,211,630)	$(14,899,936)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Loss from discontinued operations, net of taxes	—	1,485,157
Depreciation, depletion, amortization and accretion	4,340,224	7,528,951
Amortization of deferred financing costs	882,899	688,438
Amortization of debt discount	571,875	500,323
Gain on asset disposals, net	(2,527,729)	(74,789)
Settlement of asset retirement obligations	(537,364)	(41,469)
Loss on extinguishment of debt	153,060	—
Stock option expense	785,123	1,126,961
Stock issuance in exchange for services	62,000	—
Changes in operating assets and liabilities:
Accounts receivable	(102,355)	(753,137)
Inventory	(2,426,231)	(940,665)
Prepaid and other current assets	991,102	678,192
Other non - current assets	133,673	158,155
Accounts payable and accrued expenses	724,684	8,865,730
Deferred revenue	—	(1,241,840)
Other non - current liabilities	210,188	(196,198)

Net cash flows (used in) provided by operating activities from continuing operations	(5,950,481)	2,883,873
Net cash flows provided by operating activities from discontinued operations	—	3,676,903

Net cash flows (used in) provided by operating activities	(5,950,481)	6,560,776

Investing Activities
Capital expenditures	(1,227,979)	(5,445,127)
Proceeds from sale of assets	14,029,512	—
Change in restricted cash	607,328	2,419,886
Additions to prepaid royalties	(74,620)	(64,500)

Net cash provided by (used in) investing activities from continuing operations	13,334,241	(3,089,741)
Net cash used in investing activities from discontinued operations	—	(2,153,052)

Net cash provided by (used in) investing activities	13,334,241	(5,242,793)

Financing Activities
Proceeds under short-term line of credit	1,500,000	5,000,000
Repayment of short term line of credit	(4,500,000)	(1,000,000)
Repayments of long-term debt	(977,439)	(2,347,374)
Repayments of obligations under capital leases	(1,202,768)	(1,555,560)
Payments for deferred financing costs	(253,041)	(439,258)

Net cash flows used in financing activities from continuing operations	(5,433,248)	(342,192)
Net cash flows used in financing activities from discontinued operations	—	(823,851)

Net cash flows used in financing activities	(5,433,248)	(1,166,043)
Net increase in cash and cash equivalents	1,950,512	151,940
Cash and cash equivalents at beginning of period	1,185,725	3,908,469

Cash and cash equivalents at end of period	$3,136,237	$4,060,409

Supplemental Cash Flow Information
Cash paid during the period for interest from continuing operations	$2,550,016	$2,810,643
Cash paid during the period for interest from discontinued operations	—	555,806
Non-cash investing and financing activities from continuing operations:
Financed equipment acquisitions	$—	$34,852
Equipment acquired through capital leases	—	336,000
Non-cash investing and financing activities from discontinued operations:
Financed equipment acquisitions	$—	$42,848
Asset retirement obligations incurred, acquired or recosted	—	324,332
Interest and fees paid in-kind or financed at National Coal of Alabama, Inc.	—	2,100,000
Accounts payable assumed in asset sale transactions	6,612,605	—